Exhibit 10.6

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2026, is made and entered into by and among (a) OpenPayd Global Holdings Limited, a Cayman Islands exempted company (the “Company”), (b) Titan Acquisition Sponsor Holdco LLC, a Delaware limited liability company (the “Sponsor”), (c) Cantor Fitzgerald & Co. and Odeon Capital Group LLC (collectively, the “IPO Investment Banks”), (d) Anne Martina Limited (“Anne Martina”) and (e) Ozan Özerk, Iana Dimitrova and David Bull1 (the “OpenPayd Holders”). The Sponsor, the IPO Investment Banks, Anne Martina and the OpenPayd Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.8 or Section 5.15 of this Agreement are each referred to herein as a “Holder” and collectively as the “Holders”. The Company, the Sponsor, the IPO Investment Banks, Anne Martina and the OpenPayd Holders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, on April 8, 2025, Titan Acquisition Corp, a Cayman Islands exempted company (“Titan”) and the IPO Investment Banks entered into that certain Private Placement Warrants Purchase Agreement (the “IPO Investment Banks Warrant Purchase Agreement”), pursuant to which the IPO Investment Banks purchased 2,400,000 warrants (the “IPO Investment Bank Warrants”), in a private placement transaction occurring simultaneously with the closing of Titan’s initial public offering on April 10, 2025;

WHEREAS, on April 8, 2025, Titan, the Sponsor and the IPO Investment Banks (collectively, the “Sponsor Holders”) entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which Titan granted the Sponsor Holders certain registration rights with respect to certain securities of Titan;

WHEREAS, on April 10, 2025, Titan and the Sponsor entered into that certain Private Placement Warrants Purchase Agreement (the “Sponsor Warrant Purchase Agreement”), pursuant to which the Sponsor purchased 5,710,056 warrants in a private placement transaction occurring simultaneously with the closing of Titan’s initial public offering on April 10, 2025;

WHEREAS, on June 1, 2026, Titan, the Sponsor, solely in its capacity as the representative of Titan, the Company, OpenPayd Holdings Limited, a company limited by shares incorporated in England and Wales (“OpenPayd”), Ozan Özerk, solely in his capacity as the representative of the OpenPayd shareholders, Ozan Özerk and Zedra Trust Company (Guernsey) Limited entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters (a) Titan merged with and into the Company (the “Merger”) with the Company surviving the Merger, as a result of which each issued and outstanding security of Titan immediately prior to the Merger was exchanged for the right of the holder thereof to receive a substantially equivalent security of the Company, and (b) the Company acquired all of the issued and outstanding ordinary shares of OpenPayd in exchange for the issuance of ordinary shares, with $0.0001 par value per share, of the Company (“Ordinary Shares”) to the beneficial owners of the shares of OpenPayd, all upon the terms and subject to the conditions set forth in the Business Combination Agreement;

[1]	Note to Draft: This should include any OpenPayd shareholder who will, because of their status as officer, director or significant shareholder, not receive freely tradable shares at closing.

WHEREAS, upon the consummation of the Merger, 6,900,000 Class B ordinary shares of Titan held by the Sponsor were converted into 6,900,000 Ordinary Shares (“Founder Shares”);

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company (as successor-in-interest to Titan) and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company (as successor-in-interest to Titan) and the Sponsor Holders (constituting all of the Holders (as defined in the Existing Registration Rights Agreement)) desire to amend and restate the Existing Registration Rights Agreement, in order to provide the Holders with registration rights with respect to the Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.15.

“Additional Holder Ordinary Shares” shall have the meaning given in Section 5.15.

“Affiliate” shall mean with respect to a specified person, each other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; provided that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in, or holding of Ordinary Shares (or securities convertible, exercisable or exchangeable for Ordinary Shares) of, the Company. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” shall have the meaning given in the Preamble.

“Anne Martina Lock-Up Period” shall mean the lock-up applicable to the Anne Martina Shares, as set forth in the Anne Martina Lock-up Agreement.

“Anne Martina Lock-Up Agreement” shall mean the Lock-Up Agreement, dated as of June 1, 2026, by and among the Company, OpenPayd and Anne Martina.

“Anne Martina Shares” means the Ordinary Shares to be issued to Anne Martina pursuant to its engagement letter with OpenPayd dated as of September 23, 2025.

“Block Trade” shall have the meaning given in Section 2.4(a).

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Closing” shall have the meaning given in the Business Combination Agreement.

“Closing Date” shall have the meaning given in the Business Combination Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Demanding Holders” shall have the meaning given in Section 2.1(d).

“Demanding Percentage” shall mean (a) with respect to the Sponsor Holders, at least 10% of the Registrable Securities held by all Sponsor Holders, and (b) with respect to the OpenPayd Holders, at least 10% of the Registrable Securities held by all OpenPayd Holders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Filing Date” shall have the meaning given in Section 2.1(a).

“Form F-1 Shelf” shall have the meaning given in Section 2.1(a).

“Form F-3 Shelf” shall have the meaning given in Section 2.1(a).

“Founder Shares” shall have the meaning given in the Recitals hereto.

“Founder Shares Lock-Up Period” shall mean the lock-up applicable to the Founder Shares, as set forth in the Insider Letter.

“Holder Information” shall have the meaning given in Section 4.1(b).

“Holders” shall have the meaning given in the Preamble, for so long as such person or entity holds any Registrable Securities.

“Insider Letter” shall mean that certain letter agreement, dated as of April 8, 2025, by and among Titan, the Sponsor, Adeel Rouf, Frank Mastrangelo, Pawneet Abramowski, Walter Beach and Leslie Tepper.

“IPO Investment Bank Warrant Lock-Up Period” shall mean the lock-up applicable to the IPO Investment Bank Warrants and any of the Ordinary Shares issued or issuable upon the exercise or conversion of the IPO Investment Bank Warrants as are set forth in the IPO Investment Banks Warrant Purchase Agreement.

“IPO Investment Banks Warrant Purchase Agreement” shall have the meaning given in the Recitals hereto.

“IPO Investment Bank Warrants” shall have the meaning given in the Recitals hereto.

“Joinder” shall have the meaning given in Section 5.8(e).

“Lock-Up Period” means, with respect to Registrable Securities, any lock-up restrictions agreed to by the holders of such Registrable Securities, including the Anne Martina Lock-Up Period, the Founder Shares Lock-Up Period, the Private Placement Lock-Up Period and the IPO Investment Bank Warrant Lock-Up Period.

“Maximum Number of Securities” shall have the meaning given in Section 2.1(e).

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1(d).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Notice of Suspension” shall have the meaning given in Section 3.4(b).

“OpenPayd Holders” shall have the meaning given in the Preamble.

“Ordinary Shares” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean (a) with respect to the Sponsor Holders and their respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities (i) prior to the expiration of the Founder Shares Lock-Up Period, Sponsor Warrant Lock-Up Period or IPO Investment Bank Warrant Lock-Up Period, as the case may be, pursuant to and in accordance with the Insider Letter and any other applicable agreement between such Sponsor Holder and/or their respective Permitted Transferees and Titan and (ii) after the expiration of the applicable Lock-Up Period, any person or entity to whom such Holder of Registrable Securities transfers such Registrable Securities, and (b) with respect to the OpenPayd Holders and their Permitted Transferees, any person or entity to whom such Holder of Registrable Securities transfers such securities; and provided that in each case the transferee receives Registrable Securities and agrees in writing to be bound by the terms of this Agreement by executing and delivering a Joinder.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Piggyback Registration” shall have the meaning given in Section 2.2(a).

[“PIPE Shares” shall mean an aggregate of [●] of the Company’s Ordinary Shares issued to certain investors on the date hereof pursuant to subscriptions agreements dated as of [●], 2026, in transactions exempt from registration under the Securities Act.]

“Private Placement Lock-Up Period” shall mean, with respect to Private Placement Warrants and the Ordinary Shares issuable upon the exercise of the Private Placement Warrants, the period set forth in the Insider Letter.

“Private Placement Warrants” means (a) the 5,710,056 private placement warrants acquired by the Sponsor from Titan pursuant to that certain Sponsor Warrant Purchase Agreement and (b) any additional warrants to purchase Ordinary Shares issued to the Sponsor arising from the conversion of up to $1,500,000 of working capital loans into warrants issuable at $1.00 per warrant.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding Ordinary Shares of the Company held by a Holder immediately following the Closing (including Ordinary Shares issued or issuable upon vesting or upon the exercise of any other equity security that is outstanding immediately following the Closing), (b) any Additional Holder Ordinary Shares and (c) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clauses (a) or (b) by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold under such Registration Statement; (ii) such securities shall have been otherwise transferred and new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer under the Securities Act shall have been delivered by the Company; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act, without limitation thereunder on volume or manner of sale; and (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Ordinary Shares are then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f) reasonable fees and expenses of one legal counsel selected by the Demanding Holders in an Underwritten Offering.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1(e).

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Sponsor Holders” shall have the meaning given in the Recitals hereto.

“Sponsor Warrant Lock-Up Period” shall mean the lock-up applicable to Private Placement Warrants and any of the Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants as are set forth in the Insider Letter.

“Sponsor Warrant Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.1(b).

“Suspension Notice” shall have the meaning given in Section 3.4(d).

“Suspension Period” shall have the meaning given in Section 3.4(b).

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1(d).

“Withdrawal Notice” shall have the meaning given in Section 2.1(f).

ARTICLE II

REGISTRATIONS

Section 2.1 Shelf Registration.

(a) Filing. As soon as practicable but no later than 45 calendar days following the Closing Date (the “Filing Date”), the Company shall file a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”) or, if the Company is ineligible to use a Form F-3 Shelf, a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”), in each case, covering the resale of up to all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof but in no event later than the earlier of (i) the 60th calendar day after the Filing Date (or the 90th calendar day after the Filing Date if the Commission notifies the Company that it will “review” such Registration Statement) and (ii) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). If the Registration Statement required to be filed pursuant to this Section 2.1(a) is not filed on or prior to the Filing Date, or if such Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (each such event, a “Registration Default”), the Company shall pay to each Holder of Registrable Securities, as liquidated damages and not as a penalty, an amount in cash equal to 0.25% of the aggregate market value (determined based on the closing price of the Ordinary Shares on the principal national securities exchange on which the Ordinary Shares are then listed on the Trading Day immediately preceding such payment date) of such Holder’s Registrable Securities for each 30-day period (or pro rata portion thereof) following the date of such Registration Default during which such Registration Default remains uncured, payable in arrears on the first Business Day of each calendar month following the date of such Registration Default; provided, that such liquidated damages shall not exceed 1.50% of the aggregate market value of such Holder’s Registrable Securities in any 12-month period. Notwithstanding the foregoing, no Liquidated Damages shall accrue for any period during which (x) the Company has timely filed the applicable Registration Statement (or any required amendment) and (y) the Company is timely and diligently responding in good faith to any outstanding written comments of the Staff of the SEC with respect thereto, including promptly filing any required amendments in light of the number of comments received from the Staff of the SEC and the tenor thereof and requesting acceleration as soon as eligible. Upon the filing of such Registration Statement (in the case of a Registration Default arising from a failure to file by the Filing Date) or the effectiveness of such Registration Statement (in the case of a Registration Default arising from a failure to achieve effectiveness by the Effectiveness Date), the Company’s obligation to pay liquidated damages with respect to such Registration Default shall terminate. Any amounts payable as liquidated damages pursuant to this paragraph shall be paid to each Holder by wire transfer of immediately available funds to the account designated in writing by such Holder. The Company shall give written notice of the proposed filing of such Registration Statement to all of the Holders of Registrable Securities as soon as practicable but not less than 10 days before the anticipated filing date of such Registration Statement, which notice shall offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice. The Company shall cause all such Registrable Securities requested to be included in such Registration Statement to be so included. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall use its commercially reasonable efforts to maintain a Shelf in accordance with the terms hereof, and to prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective and available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use Form F-3.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf Registration Statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

(c) Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of the OpenPayd Holders holding a Demanding Percentage or Sponsor Holders holding a Demanding Percentage, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for all Holders combined.

(d) Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, OpenPayd Holders holding a Demanding Percentage or Sponsor Holders holding a Demanding Percentage (in each such case, the “Demanding Holders”) may request to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $50 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, specifying the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4(d), the Demanding Holders shall have the right to select the lead managing Underwriter for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Company shall have the right to select any co-managing Underwriters for such offering, subject to the Demanding Holders’ prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor Holders may demand not more than three Underwritten Shelf Takedown pursuant to this Section 2.1(d); provided, however, that (i) if the amount of Registrable Securities that the Sponsor Holders demanded to register is reduced by Registrable Securities included pursuant to Section 2.2, the demand shall not count against the number of Underwritten Shelf Takedowns that the Sponsor Holders may demand, (ii) any Underwritten Shelf Takedown that is not consummated for any reason other than the voluntary withdrawal by the Demanding Holders (without cause attributable to the Company or its underwriters) shall not count against the number of Underwritten Shelf Takedowns that the Sponsor Holders may demand, and (iii) if the Sponsor Holders are unable to sell at least 75% of the Registrable Securities requested to be included in an Underwritten Shelf Takedown due to a cutback pursuant to Section 2.1(e), such Underwritten Shelf Takedown shall not count against the number of Underwritten Shelf Takedowns that the Sponsor Holders may demand. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering.

(e) Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and all other Ordinary Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Ordinary Shares or other equity securities proposed to be sold by Company or by other holders of Ordinary Shares or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

(f) Withdrawal. Prior to the filing of the applicable “red herring” Prospectus or Prospectus supplement used for marketing such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Requesting Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Requesting Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1(d), unless (x) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown) or (y) such withdrawal is the result of a Suspension Notice as contemplated by Section 3.4(d). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1(f), other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1(f).

Section 2.2 Piggyback Registration.

(a) Piggyback Rights. Subject to Section 2.4(c) if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) a Block Trade, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than 10 days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” Prospectus or Prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2(b), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2(a) to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Ordinary Shares or other equity securities that the Company desires to sell, taken together with (i) the Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(i) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a), pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(ii) if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a), pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; and

(iii) if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1(d) hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1(e).

(c) Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1(f)) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” Prospectus or Prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1(f)), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2(c).

(d) Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1(f), any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1(d) hereof.

Section 2.3 Market Stand-off. In connection with any Underwritten Offering of Ordinary Shares of the Company, if requested by the Underwriters managing the offering, each Holder that is an executive officer or director of the Company or the beneficial owner of more than five percent of the outstanding Ordinary Shares of the Company, and any other Holder reasonably requested by the managing Underwriter, agrees not to, and to execute a customary lock-up agreement (in each case on substantially the same terms and conditions as all such Holders, including customary waiver “most-favored nation” provisions) in favor of the managing Underwriters to not, sell or dispose of any Ordinary Shares of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 90-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent.

Section 2.4 Block Trades.

(a) Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $50 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade at least five business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade.

(b) Prior to the filing of the applicable “red herring” Prospectus or Prospectus supplement used in connection with a Block Trade, any Demanding Holder initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade.

(c) Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

(d) The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

ARTICLE III

COMPANY PROCEDURES

Section 3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall use its commercially reasonable efforts to:

(a) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders of a majority of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(b) prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto (other than those filed to include or incorporate Exchange Act filings, and not including any incorporated documents or exhibits), furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such documents and to consider in good faith any reasonable comments timely provided by such Underwriters or Holders with respect to the disclosure included therein about them;

(c) cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

(d) provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(e) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(f) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

(g) in connection with an Underwritten Offering or Block Trade (i) permit a representative of the Underwriters, and any attorney retained by such Underwriters, to participate, at each such person’s own expense, in the preparation of the Registration Statement or Prospectus, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative or attorney in connection with the Registration, subject to confidentiality arrangements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information to them; (ii) request the Company’s independent registered public accountants to provide a “cold comfort” letter, in customary form and covering such matters of the type customarily covered by “cold comfort” letters; (iii) request counsel representing the Company for the purposes of such Registration to provide a legal opinion and disclosure letter in customary form and covering such matters of the type customarily covered by such opinions and disclosure letters; and (iv) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriters;

(h) with respect to an Underwritten Offering pursuant to Section 2.1(d), use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

(i) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission); and

(j) upon request of a Holder, authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Ordinary Shares restricting further transfer (or any similar restriction in book entry positions of such Holder) if the Company, based on the advice of its counsel, determines such restrictions are no longer required by the Securities Act or any applicable state securities laws, the Company’s certificate of incorporation or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold on a Registration Statement.

Section 3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that each Holder shall bear, with respect to such Holder’s Registrable Securities being sold, all Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders.

Section 3.3 Requirements for Participation in Registration Statement in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.4 Suspension of Sales; Blackout Period; Restrictions on Registration Rights.

(a) Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice (a “Notice of Suspension”) to the Holders, to delay the filing or effectiveness of a Registration Statement or require the Holders to suspend the use of the Prospectus for sales of Registrable Securities under an effective Registration Statement for a reasonable period of time not to exceed 60 days in the aggregate in any six-month period (and not to exceed 90 days in the aggregate in any 12-month period) (a “Suspension Period”); provided, that the Company may not impose more than two Suspension Periods in any 12-month period, if the Board determines in good faith that such filing, effectiveness or use would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving the Company that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, acquisition activities or business activities of the Company. Immediately upon receipt of a Suspension Notice, the Holder shall discontinue the disposition of Registrable Securities under an effective Registration Statement and Prospectus relating thereto until the Suspension Period is terminated.

(c) The Company agrees to promptly notify in writing the Holder, to the extent it still holds Registrable Securities, of the termination of a Suspension Period. After the expiration of any Suspension Period in the case of an effective Registration Statement, and without the need for any further request from the Holder, the Company shall, as promptly as reasonably practicable, prepare a post-effective amendment or supplement to such Registration Statement, the relevant Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration Statement or the Prospectus, as applicable, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) If the Company notifies the Demanding Holders of a Suspension Period with respect to an Underwritten Shelf Takedown requested pursuant to Section 2.1(d) (a “Suspension Notice”), the Demanding Holders may by notice to the Company withdraw such request without such request counting as a demand under Section 2.1(d) and without being obligated to reimburse the Company for any Registration Expenses in connection therewith.

(e) Notwithstanding anything to the contrary contained in this Agreement, the Company may delay the filing or effectiveness of a Registration Statement or require the Holders to suspend the use of the Prospectus for sale of Registrable Securities under an effective Registration Statement: (i) during any of the Company’s recurring quarterly earnings blackout periods, determined in accordance with such policy as the Company shall generally maintain and communicate to the Holders from time to time, and any such blackout period shall be deemed to constitute a Suspension Period hereunder but shall not be subject to, and shall not count against, the time periods in Section 3.4(b) or be subject to Section 3.4(d); and (ii) if, in the good faith determination of the Company, it is not feasible for the Company to proceed with the registration or offering because (x) audited financial statements of the Company or (y) audited financial statements of any acquired company or other entity or pro forma financial statements that are required by the Securities Act, by any Underwriters or by customary practice to be included in any related Registration Statement or Prospectus are then unavailable, until such time as such financial statements are prepared or obtained by the Company, and any delay or suspension shall be treated as a Suspension Period hereunder, except that it shall not be subject to, and shall not count against, the time periods in Section 3.4(b) or be subject to Section 3.4(d); provided that, with respect to clause (y), the Company shall use its reasonable best efforts to prepare or obtain the relevant acquired company or pro forma financial statements as quickly as reasonably practicable.

Section 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by (i) or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein or (ii) use of a Prospectus by such Holder notwithstanding that the Company had previously informed such Holder in writing to discontinue use of such Prospectus. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act), and each broker, placement agent or sales agent to or through which a Holder effects or executes the resale of Registrable Securities, to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that (i) such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein or (ii) such Holder used a Prospectus notwithstanding that the Company had previously informed such Holder in writing to discontinue use of such Prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act), and each broker, placement agent or sales agent to or through which a Holder effects or executes the resale of Registrable Securities, to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c) Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying Party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying Party) and (ii) unless in such indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed, the indemnifying Party shall not be subject to any liability for any settlement made by the indemnified Party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying Party with respect to such claim, unless in the reasonable judgment of any indemnified Party a conflict of interest may exist between such indemnified Party and any other of such indemnified parties with respect to such claim. No indemnifying Party shall, without the consent of the indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying Party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified Party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Party or any officer, director or controlling person of such indemnified Party and shall survive the transfer of securities.

(e) If the indemnification provided under Section 4.1 from the indemnifying Party is unavailable or insufficient to hold harmless an indemnified Party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying Party, in lieu of indemnifying the indemnified Party, shall contribute to the amount paid or payable by the indemnified Party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Party and the indemnified Party, as well as any other relevant equitable considerations. The relative fault of the indemnifying Party and indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying Party or indemnified Party, and the indemnifying Party ’s and indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(e) from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a reputable, internationally recognized overnight courier service (receipt requested), (c) on the date sent by e-mail (having obtained electronic delivery confirmation thereof) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, provided that, unless affirmatively confirmed by the recipient as received, notice is also sent to such Party under another method permitted in this Section 5.1 within two Business Days thereafter or (d) on the third Business Day after the date mailed, by certified or registered mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (b) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof). Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.1):

If to the Company:

OpenPayd Global Holdings Limited

c/o Maples Corporate Services Limited

PO Box 309

Ugland House, Grand Cayman

KY1-1104, Cayman Islands

Attn: Iana Dimitrova

Email: iana.dimitrova@openpayd.com

With a required copy to (which shall not constitute notice):

Allen Overy Shearman Sterling US LLP

2601 Olive Street, 17th Floor.

Dallas, Texas 75201

Attention: Alain Dermarkar and Michael Walraven

E-mail: alain.dermarkar@aoshearman.com;

michael.walraven@aoshearman.com

if to any Holder, at such Holder’s address as set forth in the Company’s books and records.

Any Party may change its address for notice at any time and from time to time by written notice to the other Parties, and such change of address shall become effective 30 days after delivery of such notice as provided in this Section 5.1. Notwithstanding the foregoing, if any Holders (or their authorized representatives) share the same address, the Company shall not be obligated to send multiple copies of any notice hereunder to each separate Holder at that address, but may deliver one notice to such address which shall be deemed to be notice to all Parties at that address and all of the Parties sharing the same representative. In addition, the Company may send notice to all Sponsor Holders to Sponsor’s address, which notice shall constitute notice to all Sponsor Holders.

Section 5.2 Entire Agreement. This Agreement and the other Ancillary Documents (as defined in the Business Combination Agreement) together set out the entire agreement between the Parties with respect to the subject matter contained herein and therein and, save to the extent expressly set out in this Agreement or any other Ancillary Document, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether written or oral, relating thereto. Each Party confirms that it has not entered into this Agreement or any other Ancillary Document on the basis of any representation, warranty, undertaking or other statement whatsoever by another Party which is not expressly incorporated into this Agreement or the relevant Ancillary Document and that, to the extent permitted by law, a Party shall have no right or remedy in relation to action taken in connection with this Agreement or any Ancillary Document other than pursuant to this Agreement or the relevant Ancillary Document.

Section 5.3 Counterparts. This Agreement may be executed and delivered (including by facsimile, e-mail or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5.4 Expenses and Fees. Except as otherwise specifically set forth herein, each of the Parties shall bear its own expenses in connection with the negotiation and execution of this Agreement and the performance of its obligations hereunder including, all fees and expenses of its legal counsel, investment bankers, financial advisors, accountants and other advisors.

Section 5.5 Governing Law. This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN Section 5.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (C) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 5.5.

Section 5.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have no adequate remedy at law, and agrees that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, specific performance or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 5.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination by a court of competent jurisdiction or other governmental authority that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 5.8 Assignment; No Third Party Beneficiaries.

(a) This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b) Subject to Section 5.8(c) and Section 5.8(e), this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees in connection with the transfer of the corresponding Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and its successors and Permitted Transferees.

(c) Prior to the expiration of the applicable Lock-Up Period, no Holder who is subject to a Lock-Up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee and in accordance with the provisions of the agreement providing for such Lock-Up Period and this Section 5.8.

(d) Other than persons entitled to indemnification under Article IV, who shall be third-party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(e) No assignment by any Party of such Party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) an executed joinder to this Agreement from such successor or permitted assignee in the form of Exhibit A attached hereto (a “Joinder”). Any transfer or assignment made other than as provided in this Section 5.8 shall be null and void.

Section 5.9 Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 5.10 Further Representations. Each Party acknowledges and represents that it has been represented by its own legal counsel in connection with this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each Party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by any other Party as to such tax consequences.

Section 5.11 Amendments and Modifications.

(a) Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, that no amendment or waiver may materially, disproportionately and adversely affect the rights of a Holder without the consent of such Holder (or, if there is more than one such Holder that is so affected, without the consent of a majority in interest of such affected Holders in accordance with their holding of Registrable Securities); provided, further, that no amendment, modification or waiver that would (i) reduce the number of Underwritten Shelf Takedowns available to the Sponsor Holders, (ii) increase the Demanding Percentage applicable to the Sponsor Holders, (iii) reduce or adversely modify the cutback priority applicable to the Sponsor Holders, or (iv) restrict or limit the Permitted Transferee definition applicable to the Sponsor Holders, shall be effective without the prior written consent of Holders of at least a majority-in-interest of the Registrable Securities held by the Sponsor Holders at the time in question; and provided, further, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

(b) Each of the Company and the Holders may seek to (i) extend the time for the performance of any obligation or other act of any other non-affiliated party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-affiliated party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by such other non-affiliated party with any covenant or condition contained herein. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(c) Except with respect to any indemnification or contribution rights or obligations under Article IV, which shall survive, this Agreement will terminate as to any Holder when it no longer holds any Registrable Securities. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. No course of dealing between any Holder or the Company and any other Party or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a Party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such Party.

Section 5.12 Other Registration Rights. Other than as provided in (a) that certain Warrant Agreement, dated April 8, 2025, among Titan and Continental Stock Transfer & Trust Company and (b) [the Subscription Agreements providing for the issuance of the PIPE Shares], the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person.

Section 5.13 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions Article IV shall survive any termination.

Section 5.14 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

Section 5.15 Additional Holder; Joinder. In addition to Persons who may become Holders pursuant to Section 5.8 hereto, the Company may make any person or entity who acquires Ordinary Shares or rights to acquire Ordinary Shares after the date hereof a party to this Agreement (each such Person, an “Additional Holder”) by obtaining an executed Joinder from such Additional Holder in the form of Exhibit A attached hereto. Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Ordinary Shares of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Ordinary Shares”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Ordinary Shares.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

OPENPAYD GLOBAL HOLDINGS LIMITED

By:
Name:
Title:

TITAN ACQUISITION SPONSOR HOLDCO LLC

By:
Name:
Title:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

ODEON CAPITAL GROUP LLC

By:
Name:
Title:

ANNE MARTINA LIMITED

By:
Name:
Title:

Ozan Özerk

Iana Dimitrova

David Bull

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [●] (as the same may hereafter be amended, the “Registration Rights Agreement”), among OpenPayd Global Holdings Limited, a Cayman Islands exempted limited liability company (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Ordinary Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the     day of      , 20      .

Signature of Stockholder

Print Name of Stockholder

By:
Its:
Address:

A-1

Agreed and Accepted as of , 20 .

[ ]

By:
Name:
Its:

A-2